EXHIBIT 10.1

AMENDMENT

TO

FEDEX CORPORATION

RETIREMENT PARITY PENSION PLAN

The FedEx Corporation Retirement Parity Pension Plan, as amended (the “Plan”), is hereby amended, effective January 1, 2005, as follows:

1.     Article 5 of the Plan shall be amended by addition of the following as a new subsection (e) at the end thereof:

Notwithstanding any Plan provision to the contrary, no elections, distributions or other actions will be permitted under the Plan with respect to benefits accrued after December 31, 2004 unless such actions are in compliance with the requirements of Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder.

2.     Section 2.2 of Appendix B and Appendix C of the Plan shall be amended by addition of the following at the end thereof:

Notwithstanding any Plan provision to the contrary, no elections, distributions or other actions will be permitted under the Plan with respect to benefits accrued after December 31, 2004 unless such actions are in compliance with the requirements of Section 409A of the Internal Revenue Code and the rules and regulations promulgated thereunder.